UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 9, 2006

(Date of earliest event reported)

FileNet Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-15997	95-3757924
(Commission File Number)	(IRS Employer Identification No.)

3565 Harbor Boulevard Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

(714) 327-3400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 10, 2006, IBM and FileNet Corporation (“FileNet”) announced that the two companies entered into an Agreement and Plan of Merger, dated August 9, 2006, pursuant to which IBM will acquire FileNet in an all-cash transaction at a price of approximately $1.6 billion, or $35 per share. The acquisition is subject to FileNet stockholder approval, regulatory approvals and other customary closing conditions. The transaction is expected to close in the fourth quarter of 2006. A copy of the joint press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
99.1	Joint press release issued by FileNet Corporation and International Business Machines Corporation on August 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FILENET CORPORATION

Date: August 10, 2006	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President and Chief Legal Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Joint press release issued by FileNet Corporation and International Business Machines Corporation on August 10, 2006